SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2009

KINDER TRAVEL, INC.
(Exact name of registrant as specified in its charter)

 (former name or former address, if changed since last report)

Nevada	000-52703	20-4939361
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1461 A. First Avenue, Suite 360, New York, NY 10021-2209
(Address of principal executive offices)
(646) 845-1920
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2. FINANCIAL INFORMATION

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As reported on April 17, 2009, the Board of Directors (the "Board") of Kinder Travel Inc., a Nevada corporation (the "Company") approved the execution of an asset purchase agreement dated April 15, 2009 (the “Agreement”) with Phoinos Oxford Lifesciences Limited, a company incorporated under the laws of the Federation of St. Kitts & Nevis (the “Seller”).  Under the terms and provisions of the Agreement: (i) the Company would purchase the rights, title and interest in and to three separate medical patents owned by the Seller (the “Medical Patents”) for $75,000 (the “Purchase Price”); (ii) as payment of the Purchase Price for the Medical Patents, the Company would issue to the Seller an aggregate of 250,000 shares of the Company’s common stock valued at $0.30  per share.  The Agreement was subject to due diligence by the the Company and the Seller.

On April 20, 2009, the due diligence by the Company and Seller was completed to the satisfaction of both parties and the Agreement was consummated. Therefore, on April 20, 2009, the right, title and interest to the Medical Patents was transferred by the Seller to the Company and the Company issued 250,000 shares of the Company’s resticted stock to the Seller as consideration for the Medical Patents.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinder Travel Inc.

Date: April 24, 2009	By:	/s/ Aaron Whiteman
Name: Aaron Whiteman
Title: President